Exhibit 3.8
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
VINER FINANCE INC.
     It is hereby certified that:
     1. The present name of the corporation (hereinafter called the “corporation”) is Viner Finance Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is October 2nd, 1986.
     2. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Viner Finance Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.
     3. The amendments and the restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.
     4. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this restated certificate of Incorporation, read as follows:

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VINER FINANCE INC.
     The undersigned Senior Vice President and Secretary of Viner Finance Inc., a corporation organized under the General Corporation Law of the State of Delaware {the “DGCL”), do execute this Amended and Restated Certificate of Incorporation and do hereby certify as follows:
ARTICLE I
     The name of the Corporation is Viner Finance Inc. (the “Corporation”).
ARTICLE II
     The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle County. The registered agent in charge thereof is Corporation Service Company.
ARTICLE III
     The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of common stock having a par value of $1.00 per share.
ARTICLE V
     The name and mailing address of the incorporator are as follows:

Name	Address
Dennis P. McNamara	Viner Finance Inc.
125 Broad Street
New York, NY 10004

ARTICLE VI
     No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.
ARTICLE VII
     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the by-laws of the Corporation.

     The undersigned hereby acknowledges that the foregoing Amended and Restated Certificate of Incorporation is his act and deed on this 17th day of March, 2011.

By:	/s/ Dennis McNamara
Dennis McNamara
Authorized Officer

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